SECURITY AGREEMENT

This Security Agreement ("Agreement") is made and entered into this 30th day of April, 2011, by and among Eternal Image, Inc., a Delaware corporation having its address at 28800 Orchard Lake Road, Suite 130, Farmington Hills, Michigan 48334 (the "Debtor"), Waterloo International Funeral Supply, LLC, an Indiana limited liability company having its address as 950 West Union Street, Waterloo, Indiana 46793 (the "Secured Party"), and Clint Mytych, an individual and resident of the State of Michigan having his address at 28800 Orchard Lake Road, Suite 130, Farmington Hills, Michigan 48334 (the "Pledgor").

RECITALS

A. Pledgor is the owner of all of the issued and outstanding shares of Preferred Stock of Debtor (the "Shares").

B. Debtor, Secured Party, and Pledgor entered into a Working Capital Loan Agreement of even date (the "Loan Agreement"), under which Secured Party lent to Debtor and Debtor borrowed from Secured Party certain funds. A true and accurate copy of the Loan Agreement is attached hereto as Exhibit A.

C. As a condition precedent to Secured Party's execution of the Loan Agreement, Pledgor, as limited guarantor, has agreed to pledge to Secured Party one-half the Shares (said one-half of the Shares hereinafter called the "Pledged Shares"), represented by the Certificate (as defined in the Loan Agreement).

AGREEMENT

NOW, THEREFORE, in consideration of the premises contained herein and to induce Secured Party to extend the loan referred to above, the parties agree as follows:

1. **DEFINITIONS.** All capitalized terms defined in the Loan Agreement and not otherwise defined herein shall have the same definitions as set forth in the Loan Agreement when used herein.

2. **INDEBTEDNESS SECURED.** The security interest created in this Agreement is intended to secure the payment of all indebtedness due the Secured Party from the Debtor under the Loan Agreement, and also to secure any other indebtedness or liability of the Debtor to Secured Party, direct or indirect, absolute or contingent, to or to become due, now existing or later arising, including all future advances or loans which may be made at the option of Secured Party.

3. **PLEDGE; GRANT OF SECURITY INTEREST.** In consideration of and as security for the due and punctual payment by Debtor of all indebtedness of Debtor to Secured Party under the Loan Agreement, and all other indebtedness or liability of the Debtor to Secured Party as described in Section 2 above, and to secure the performance by Debtor of its obligations under

the Loan Agreement, Pledgor pledges and assigns to Secured Party the Pledged Shares, represented by the Certificate, which is endorsed to Secured Party and delivered to Escrow Agent, and Pledgor grants to Secured Party a security interest in the Pledged Shares pursuant to Indiana Code §§ 26-1-9.1 *et seq.*

4. **ESCROW.** Pursuant to the Loan Agreement, Debtor, Pledgor, and Secured Party have, contemporaneously with the execution of the Loan Agreement, Pledgor shall deliver to Escrow Agent the Certificate. The parties have entered into an Escrow Agreement of even date to further describe the circumstances under which Escrow Agent shall deliver the Certificate to the parties. A true and accurate copy of the Escrow Agreement is attached hereto as Exhibit B. Pursuant to the Escrow Agreement, the Escrow Agent may not make any delivery of the Certificate until receipt of (1) Secured Party's written confirmation that Debtor has fully performed under the Loan Agreement and paid the Account Balance in full (such written confirmation hereinafter referred to as "Lender's Written Confirmation"); or (2) a final and non-appealable order from a court of competent jurisdiction directing the delivery of the Certificate.

5. **TERMINATION.** Upon Debtor's full satisfaction of obligations under the Loan Agreement and payment of the Account Balance in full, Secured Party shall release its security interest on the Pledged Shares and shall, within thirty (30) days of Debtor's full satisfaction and payment, send Lender's Written Confirmation to Escrow Agent.

6. **VOTING RIGHTS.** Provided that there is not an event of default under the terms of this Agreement, the Secured Party shall not have the right to vote the Pledged Shares.

7. **WARRANTIES AND REPRESENTATIONS.** The Debtor and Pledgor warrant and represent to the Secured Party as follows:

A. The Debtor and Pledgor will defend title to the Pledged Shares against all persons and against all claims and demands whatsoever, which Pledged Shares, except for the security interest granted in this Agreement, are lawfully owned by the Pledgor and are now free and clear of any and all claims, liens, security interests, or other encumbrances.

B. On demand of the Secured Party, the Debtors and Pledgor will furnish further assurances of title, execute any written agreement, or do any other act necessary to effectuate the purposes and provisions of this Agreement.

C. The Debtor and Pledgor will keep the collateral free and clear of all claims, liens, security interests, or other encumbrances.

8. **DEFAULT.** For the purposes of this Agreement, any of the following shall constitute an event of default:

A. Default under the terms of the Loan Agreement.

B. Failure to comply with any term or condition of this Agreement.

C. Subjection of the Pledged Shares to levey or execution or other judicial process.

D. Any reduction in the value of the Pledged Shares or any act of either Debtor or Pledgor which imperils the prospect of full performance or satisfaction of the Debtors' or Pledgor's obligations under the terms of this Agreement and the Loan Agreement.

9. REMEDIES UPON DEFAULT. Upon the occurrence of any one or more of the above events of default, the Secured Party shall have all of the rights, remedies, and privileges with respect to repossession, retention, and sale of the Pledged Shares and disposition of the proceeds as are accorded to a secured party by the applicable sections of the Uniform Commercial Code or any other applicable law, rule, or regulation, and as are set forth in Section 12 of this Agreement entitled "Failure of Performance". Upon the occurrence of any one or more of events of default, Secured Party shall also have the right to transfer the Pledged Shares to its own name or to the name of its nominee; to sell, assign or deliver as much of the Pledged Shares as may be necessary to repay the unpaid obligation together with expenses incurred in connection with such sale, assignment or delivery, as Secured Party may choose. At any sale of the Pledged Shares, whether private or public, Secured Party may purchase and pay for the Pledged Shares or any part of the Pledged Shares by cancelling a portion of the principal amount of the Loan Agreement that is equal to the purchase price of the Pledged Shares. Prior to conducting such sale, Secured Party agrees to notify Pledgor at least thirty (30) days before the date of the sale. Secured Party may sell the Pledged Shares or any portion of them covered by this Agreement without first resorting to any other property of the Pledgor. Pledgor waives any right of redemption with any portion of the Pledged Shares sold under this Section.
In the event of a default and the subsequent repossession, retention, and/or sale of the Pledged Shares by the Secured Party, the Debtor and the Pledgor will have been released from any further obligations and liabilities under this Agreement.

10. NOTICE. Any notice required or permitted under the terms of this Agreement shall not be effective unless in writing and delivered personally or mailed by registered mail or by certified mail return receipt requested, addressed to the respective party at the party's address given above. Any notice which is mailed will be deemed to have been given on the second business day after the day mailed (not counting the day mailed), irrespective of the day of receipt. A new address shall be designated by a notice.

11. INDEMNIFICATION. The Debtor and Pledgor shall joint and severally indemnify and hold the Secured Party harmless from all claims, damage, liabilities, and expense, including reasonable legal fees, arising from or in any way connected with the breach or falsity of any warranty, representation, term, or condition contained in this Agreement or any misrepresentation in or omission from any exhibit, schedule, or other instrument or document furnished.

12. FAILURE OF PERFORMANCE. If the Debor or Pledgor fail in the dure performance of any of its or his obligations under the terms of this Agreement, the Secured Party shall have the right at its election to sue for damages for such breach and to seek such legal and equitable remedies as may be available to it, including the right to recover all reasonable expenses, which

shall include reasonable legal fees and interest on any money due under the terms of this Agreement at a rate of ten percent (10%) per year or the legal rate, if higher, incurred: (1) to sue for damages; (2) to seek such other legal and equitable remedies; and (3) to collect any damages to enforce any court order or settlement agreement including, but not limited to, additional application to the court for an order of contempt. Nothing contained in this Agreement shall be construed to restrict or impair the rights of either party to exercise this election. All rights and remedies provided int his Agreement or existing at law or in equity shall be cumulative of each other and may be enforced concurrently or from time to time.

13. **NATURE AND SURVIVIAL OF REPRESENTATIONS.** All warranties and representations made by the Debtor and Pledgor in this Agreement, or pursuant to this Agreement, shall survive the expiration, termination, lapse or otherwise conclusion of this Agreement.

14. **SEVERABILITY.** Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but it any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

15. **COUNTERPARTS.** This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

16. **WAIVERS.** No failure or delay in the exercise of any power, right, remedy or privilege under this Agreement shall impair such power, right remedy or privilege or shall operate as a waiver thereof; nor shall any single or partial exercise of any such power, right remedy or privilege preclude an other or further exercise of any other power, right, remedy or privilege. The waiver of any such right, power, remedy or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.

17. **MODIFICATION IN WRITING.** No amendment, modification, supplement, termination, consent of waiver of or to any provision of this Agreement nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by or on behalf of all parties. Any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision in this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

18. **GOVERNING LAW; VENUE.** This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Indiana (without reference to conflict of law principles). THE PARTIES HEREBY IRREVOCABLY (A) CONSENT AND SUBMIT TO THE EXCLUSIVE JURISDICTINO OF ANY INDIANA STATE COURT SITTING IN ALLEN COUNTY, INDIANA, OR ANY UNITED STATES OF AMERCIA COURT SITTING

IN THE NORTHERN DISTRICT OF INDIANA. IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT; AND (B) WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTINO RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

19. ASSIGNMENT. A party may not assign the party's rights or obligations under this Agreement, unless the party first obtains the written consent of the other party.

20. FURTHER ASSURANCES. Debtor and Pledgor will do such acts as Secured Party may deem necessary or appropriate to establish and maintain in Secured Party a valid lien and security interest in the Pledged Shares to secure full and prompt performance and payment of the Account Balance. Debtor and Pledgor authorize Secured Party, to sign and file, without Debtor's or Pledgor's signature, such financing and continuation statements, amendments and supplements thereto, notices to third parties and other documents which Secured Party may from time to time deem necessary to perfect, preserve and protect its security interest in the Pledged Shares. Debtor and Pledgor agree to execute and deliver to Secured Party any such financing statements and documents and to furnish and endorse such other instruments, certificates, certificates of title with Secured Party's security interest noted thereon or executed applications for said certificates as Secured Party may from time to time request in order to evidence, perfect, preserve and protect its security interest in the Pledged Shares. Debtor and Pledgor agree to prepare and execute such notices to third parties regarding the security interest in the Pledged Shares created by this Agreement as Secured Party deems advisable to perfect, preserve and protect the security interest. Debtor and Pledgor, at any time, upon request by Secured Party, will deliver to Secured Party certified schedules, in such form as may be specified by Secured Party, identifying the Pledged Shares, or such part thereof as may be specified by Secured Party, together with such supporting documents and information as Secured Party reasonably may request.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

DEBTOR
Eternal Image, Inc.
By:____________________
Printed: Clint Mytych
Its: President & CEO

SECURED PARTY
Waterloo International Funeral Supply, LLC
By:____________________
Printed: Tony Fifer
Its: President

PLEDGOR

____
Clint Mytych